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                                                                    Exhibit (a)5

                           OFFER TO PURCHASE FOR CASH

                 ANY OR ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF

                    TRANSCONTINENTAL REALTY INVESTORS, INC.

                                       AT
                              $17.50 NET PER SHARE
                                       BY

                TRANSCONTINENTAL REALTY ACQUISITION CORPORATION
                          A WHOLLY-OWNED SUBSIDIARY OF

                        AMERICAN REALTY INVESTORS, INC.

         THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,
    NEW YORK CITY TIME, ON DECEMBER 13, 2002, UNLESS THE OFFER IS EXTENDED.

To Our Clients:

     Enclosed for your consideration is the Offer to Purchase dated November 15, 2002, (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") relating to the offer by Transcontinental Realty Acquisition Corporation, a Nevada corporation ("Purchaser") and wholly-owned subsidiary of American Realty Investors, Inc., a Nevada corporation ("Parent"), to purchase any or all outstanding shares of common stock, par value $.01 per share (the "Shares"), of Transcontinental Realty Investors, Inc., a Nevada corporation (the "Company"), at $17.50 per Share (the "Offer Price"), net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer.

     WE (OR OUR NOMINEES) ARE THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

     We request instructions as to whether you wish to tender any of or all the Shares held by us for your account pursuant to the terms and conditions set forth in the Offer.

     Your attention is directed to the following:

     1. The Offer to Purchase contains important information relating to the Offer.

     2. The offer price is $17.50 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions of the Offer.

     3. The Offer is being made for any or all outstanding Shares.

     4. THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON DECEMBER 13, 2002 (THE "EXPIRATION DATE"), UNLESS THE OFFER IS EXTENDED BY THE PURCHASER, IN WHICH EVENT THE TERM "EXPIRATION DATE" SHALL MEAN THE LATEST TIME ON WHICH THE OFFER, AS SO EXTENDED BY THE PURCHASER, WILL EXPIRE.

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     5. Any stock transfer taxes applicable to a sale of Shares to the Purchaser will be borne by the Purchaser, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

     6. YOU WILL BE OBLIGATED TO PAY THE BROKERAGE FEES, COMMISSIONS AND EXPENSES CHARGED TO YOU BY US. Tendering stockholders will not be obligated to pay brokerage fees or commissions to the Depositary or the Information Agent or, except as set forth in Instruction 6 of the Letter of Transmittal, transfer taxes on the purchase of Shares by Purchaser pursuant to the Offer. However, federal income tax backup withholding at a rate of 31% may be required, unless an exemption is provided or unless the required taxpayer identification information is provided. See Instruction 9 of the Letter of Transmittal.

     Your instructions to us should be forwarded promptly to permit us to submit a tender on your behalf prior to the Expiration Date.

     If you wish to have us tender any of or all the Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the detachable part hereof. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the Expiration Date.

     Payment for Shares accepted for payment pursuant to the Offer will in all cases be made only after timely receipt by American Stock Transfer and Trust Company (the "Depositary") of (a) certificates for (or a timely Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to) such Shares,
(b) a Letter of Transmittal (or a facsimile thereof), properly completed and duly executed with any required signature guarantees, or, in the case of a book-entry transfer effected pursuant to the procedure set forth in Section 3 of the Offer to Purchase, an Agent's Message and (c) any other documents required by the Letter of Transmittal. Accordingly, tendering stockholders may be paid at different times depending upon when certificates for Shares or Book-Entry Confirmations with respect to Shares are actually received by the Depositary. UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE PURCHASE PRICE OF THE SHARES TO BE PAID BY THE PURCHASER, REGARDLESS OF ANY EXTENSION OF THE OFFER OR ANY DELAY IN MAKING SUCH PAYMENT.

     The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. To the extent the Purchaser becomes aware of any state law that would limit the class of Offerees in the Offer, the Purchaser reserves the right to amend the Offer and, depending on the timing of such amendment, if any, will extend the Offer to provide adequate dissemination of such information to holders of Shares prior to the expiration of the Offer. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer is being made on behalf of the Purchaser by one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

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               INSTRUCTIONS WITH RESPECT TO THE OFFER TO PURCHASE
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF
                    TRANSCONTINENTAL REALTY INVESTORS, INC.

     The undersigned acknowledge(s) receipt of your letter, the Offer to Purchase of Transcontinental Realty Acquisition Corporation, a wholly-owned subsidiary of American Realty Investors, Inc. dated November 15, 2002 (the "Offer to Purchase"), and the related Letter of Transmittal relating to shares of common stock, par value $.01 per share (the "Shares"), of Transcontinental Realty Investors, Inc., a Nevada corporation.

     This will instruct you to tender the number of Shares indicated below held by you for the account of the undersigned, on the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal.

     Dated:

           NUMBER OF SHARES TO BE TENDERED
             ------------------- SHARES

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                                                       SIGNATURE(S)

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                                                   PLEASE PRINT NAME(S)

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                                                ADDRESS (INCLUDE ZIP CODE)

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                                               AREA CODE AND TELEPHONE NO.

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                                            TAXPAYER IDENTIFICATION OR SOCIAL
                                                       SECURITY NO.

                                          DATE ---------------------------------

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